Exhibit 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES 2015 RESULTS

— — —

REPORTS COMPREHENSIVE EARNINGS PER SHARE OF $0.62,
INCOME BEFORE TAXES OF $458 MILLION ON $1,189 MILLION IN NET REVENUES,
AND EARNINGS PER SHARE ON NET INCOME OF $0.78.
DECLARES QUARTERLY DIVIDEND OF $0.10 PER SHARE.

GREENWICH, CONN, January 19, 2016 — Interactive Brokers Group, Inc. (NASDAQ GS: IBKR) an automated global electronic broker and market maker, today reported diluted earnings per share on a comprehensive basis of $0.62 for the year ended December 31, 2015, compared to diluted earnings per share on a comprehensive basis of $0.51 for 2014.

Excluding other comprehensive income, the Company reported diluted earnings per share of $0.78 for the year ended December 31, 2015, compared to diluted earnings per share of $0.77 for 2014.

Net revenues were $1,189 million and income before income taxes was $458 million for the year, compared to net revenues of $1,043 million and income before income taxes of $506 million in 2014.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share.  This dividend is payable on March 14, 2016 to shareholders of record as of March 1, 2016.

Business Highlights

•	39% pretax profit margin for 2015.
•	49% Electronic Brokerage pretax profit margin for 2015.
•	44% Market Making pretax profit margin for 2015.
•	Customer equity grew 19% from 2014 to $67.4 billion.
•	Customer accounts increased 18% in 2015 to 331 thousand.
•	Total DARTs increased 14% from 2014 to 647 thousand.
•	Brokerage segment equity was $3.5 billion. Total equity was $5.3 billion.

Segment Overview

Electronic Brokerage
Electronic Brokerage segment income before income taxes decreased 9%, to $536 million, in 2015, due to unsecured customer losses caused by the sudden, large move in the value of the Swiss franc as further described below.  Net revenues increased 15% to $1.1 billion on higher commissions revenue and net interest income.  Excluding the impact of this unusual item, segment income before taxes grew to a record $655 million, an 11% increase over 2014.  Customer accounts grew 18% to 331 thousand and customer equity increased 19% to $67.4 billion compared to 2014.

Commissions and execution fees increased 13% in 2015, to $618 million and net interest income grew 24%, to $400 million.  Pretax profit margin was 49% in 2015, down from 62% in 2014.

Total DARTs(1) for cleared and execution-only customers increased 14% to 647 thousand in 2015, compared to 566 thousand during 2014.  Cleared DARTs were 589 thousand, 14% higher than in 2014.

Market Making
Market Making segment income before income taxes increased 14%, to $130 million in 2015, driven by higher market volatility and periods of higher trading activity during 2015.  Pretax profit margin increased to 44% in 2015 from 40% in 2014.

Sudden Move in the Value of the Swiss Franc
On January 15, 2015, due to the sudden, large move in the value of the Swiss franc that followed an unprecedented action by the Swiss National Bank, which removed a previously instituted and repeatedly reconfirmed cap of the currency relative to the Euro, several of our customers who held currency futures and spot positions suffered losses in excess of their deposits with us.  We took immediate action to hedge our exposure to the foreign currency receivables from these customers.  During 2015, we incurred losses, net of hedging activity and debt collection efforts, of $119 million.  We continue to actively pursue collection of these debts.  The ultimate effect of this incident on our results will depend upon the outcome of our debt collection efforts.

Effects of Foreign Currency Diversification
In connection with our currency strategy, we have determined to base our net worth in GLOBALs, a basket of 16 major currencies in which we hold our equity.  In 2015, our currency diversification strategy decreased our comprehensive earnings by $269 million, as the U.S. dollar value of the GLOBAL decreased by approximately 5%.  The effects of the currency diversification strategy are reported as components of (1) Other Income in the Corporate segment and (2) Other Comprehensive Income (“OCI”).  As previously disclosed, certain reclassifications have been made to previously reported amounts to conform to the current presentation of currency translation gains and losses related to our currency diversification strategy.

 (1)           Daily average revenue trades (DARTs) are based on customer orders.
_____________________

Conference Call Information:
Interactive Brokers Group will hold a conference call with investors today, January 19, 2016, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call.  Ask for the “Interactive Brokers Conference Call.”

The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:
Interactive Brokers Group, Inc., together with its subsidiaries, is an automated global electronic broker that specializes in catering to financial professionals by offering state-of-the-art trading technology, superior execution capabilities, worldwide electronic access, and sophisticated risk management tools at exceptionally low costs.  The brokerage trading platform utilizes the same innovative technology as the Company’s market making business, which specializes in routing orders and executing and processing trades in securities, futures, foreign exchange instruments, bonds and funds on more than 100 electronic exchanges and trading venues around the world.  As a market maker, we provide liquidity at these marketplaces and, as a broker, we provide professional traders and investors with electronic access to stocks, options, futures, forex, bonds and mutual funds from a single IB Universal AccountSM.  Employing proprietary software on a global communications network, Interactive Brokers is continuously integrating its software with a growing number of exchanges and trading venues into one automatically functioning, computerized platform that requires minimal human intervention.

Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Media: Caitlin Duffy, 203-913-1369 or Investors: Patrick Brennan, 203-618-4070.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

TRADE VOLUMES:
(in 000's, except %)

					Brokerage
	Market		Brokerage		Non				Avg. Trades
	Making	%	Cleared	%	Cleared	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2013	65,320		173,849		18,489		257,658		1,029
2014	64,530	-1%	206,759	19%	18,055	-2%	289,344	12%	1,155
2015	65,937	2%	242,846	17%	18,769	4%	327,553	13%	1,305

4Q2014	16,126		57,773		4,621		78,520		1,246
4Q2015	16,985	5%	60,848	5%	4,863	5%	82,696	5%	1,313

3Q2015	18,696		65,333		5,266		89,295		1,395
4Q2015	16,985	-9%	60,848	-7%	4,863	-8%	82,696	-7%	1,313

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2013	659,673		121,776		95,479,739
2014	631,265	-4%	123,048	1%	153,613,174	61%
2015	634,388	0%	140,668	14%	172,742,520	12%

4Q2014	173,284		34,259		36,973,639
4Q2015	156,125	-10%	33,436	-2%	35,150,818	-5%

3Q2015	179,786		38,960		41,999,917
4Q2015	156,125	-13%	33,436	-14%	35,150,818	-16%

MARKET MAKING
	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2013	404,490		18,184		12,849,729
2014	344,741	-15%	15,668	-14%	12,025,822	-6%
2015	335,406	-3%	14,975	-4%	15,376,076	28%

4Q2014	95,625		3,462		3,093,170
4Q2015	82,106	-14%	4,047	17%	3,677,274	19%

3Q2015	95,754		3,868		4,458,343
4Q2015	82,106	-14%	4,047	5%	3,677,274	-18%

BROKERAGE TOTAL
	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2013	255,183		103,592		82,630,010
2014	286,524	12%	107,380	4%	141,587,352	71%
2015	298,982	4%	125,693	17%	157,366,444	11%

4Q2014	77,659		30,797		33,880,469
4Q2015	74,019	-5%	29,389	-5%	31,473,544	-7%

3Q2015	84,032		35,092		37,541,574
4Q2015	74,019	-12%	29,389	-16%	31,473,544	-16%

* Includes options on futures

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

BROKERAGE CLEARED
	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2013	180,660		101,732		78,829,785
2014	225,662	25%	106,074	4%	137,153,132	74%
2015	244,356	8%	124,206	17%	153,443,988	12%

4Q2014	63,739		30,559		32,720,100
4Q2015	59,934	-6%	29,030	-5%	30,405,179	-7%

3Q2015	68,018		34,635		36,475,917
4Q2015	59,934	-12%	29,030	-16%	30,405,179	-17%

* Includes options on futures

BROKERAGE STATISTICS
(in 000's, except % and where noted)

Year over Year	4Q2015	4Q2014	% Change
Total Accounts	331	281	18%
Customer Equity (in billions) *	$67.4	$56.7	19%

Cleared DARTs	582	564	3%
Total Customer DARTs	641	619	4%

Cleared Customers (in $'s, except DART per account)
Commission per DART	$3.81	$4.28	-11%
DART per Avg. Account (Annualized)	447	511	-13%
Net Revenue per Avg. Account (Annualized)**	$3,239	$3,622	-11%

Consecutive Quarters	4Q2015	3Q2015	% Change
Total Accounts	331	322	3%
Customer Equity (in billions) *	$67.4	$62.1	9%

Cleared DARTs	582	620	-6%
Total Customer DARTs	641	683	-6%

Cleared Customers (in $'s, except DART per account)
Commission per DART	$3.81	$4.10	-7%
DART per Avg. Account (Annualized)	447	493	-9%
Net Revenue per Avg. Account (Annualized)**	$3,239	$3,584	-10%

* Excludes non-customers.

** The calculation has been revised to exclude components of other income that are not direct revenues from customers.  Prior period amounts have been recalculated to conform to the current methodology.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(UNAUDITED)

		Three Months		Twelve Months
		Ended December 31,		Ended December 31,
		2015	2014	2015	2014
		(in millions)

Electronic Brokerage	Net revenues	$219	$261	$1,097	$952
	Non-interest expenses	106	94	561	363

	Income before income taxes	$113	$167	$536	$589

	Pre-tax profit margin	52%	64%	49%	62%

Market Making	Net revenues	$69	$53	$298	$284
	Non-interest expenses	42	38	168	170

	Income before income taxes	$27	$15	$130	$114

	Pre-tax profit margin	39%	28%	44%	40%

Corporate (1)	Net revenues	$(17)	$(106)	$(206)	$(193)
	Non-interest expenses	(4)	2	2	4

	Income (loss) before income taxes	$(13)	$(108)	$(208)	$(197)

Total	Net revenues	$271	$208	$1,189	$1,043
	Non-interest expenses	144	134	731	537

	Income before income taxes	$127	$74	$458	$506

	Pre-tax profit margin	47%	36%	39%	49%

(1)	Corporate includes corporate related activities as well as inter-segment eliminations and gains and losses on positions held as part of our overall currency diversification strategy.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2015	2014	2015	2014
	(in millions, except share and per share data)
Revenues:
Trading gains	$53	$50	$269	$261
Commissions and execution fees	144	155	617	549
Interest income	136	110	492	416
Other income (loss)	(44)	(86)	(122)	(111)

Total revenues	289	229	1,256	1,115

Interest expense	18	21	67	72

Total net revenues	271	208	1,189	1,043

Non-interest expenses:
Execution and clearing	54	54	231	212
Employee compensation and benefits	56	49	227	205
Occupancy, depreciation and amortization	11	10	44	39
Communications	6	6	25	24
General and administrative	16	14	58	54
Customer bad debt	1	1	146	3

Total non-interest expenses	144	134	731	537

Income before income taxes	127	74	458	506

Income tax expense	6	8	43	47

Net income	121	66	415	459

Net income attributable to noncontrolling interests	104	58	366	414

Net income available for common stockholders	$17	$8	$49	$45

Earnings per share :
Basic	$0.26	$0.12	$0.80	$0.79
Diluted	$0.25	$0.12	$0.78	$0.77

Weighted average common shares outstanding:
Basic	63,685,671	58,124,119	61,043,071	56,492,381
Diluted	64,898,144	59,274,773	62,466,991	57,709,668

Comprehensive income:
Net income available for common stockholders	$17	$8	$49	$45
Other comprehensive income:
Cumulative translation adjustment, before income taxes	(5)	(6)	(10)	(15)
Income taxes related to items of other comprehensive income	-	-	-	-
Other comprehensive loss, net of tax	(5)	(6)	(10)	(15)
Comprehensive income available for common stockholders	$12	$2	$39	$30

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$104	$58	$366	$414
Other comprehensive income - cumulative translation adjustment	(24)	(38)	(53)	(92)
Comprehensive income attributable to noncontrolling interests	$80	$20	$313	$322

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

			December 31, 2015	December 31, 2014
			(in millions)
Assets
Cash and cash equivalents			$1,631	$1,269
Cash and securities - segregated for regulatory purposes			21,309	15,404
Securities borrowed			3,924	3,660
Securities purchased under agreements to resell			195	386
Trading assets, at fair value			3,420	3,978
Receivables from customers, net of allowance			17,049	17,051
Receivables from brokers, dealers and clearing organizations			663	1,131
Other assets			543	506

Total assets			$48,734	$43,385

Liabilities and equity

Liabilities
Short-term borrowings			$-	$34
Securities loaned			2,894	3,199
Trading liabilities - financial instruments sold but not yet purchased, at fair value			2,617	2,569
Other payables:
Customers			37,084	31,796
Brokers, dealers and clearing organizations			423	234
Other payables			372	368
			37,879	32,398

Total liabilities			43,390	38,200

Equity
Stockholders' equity			863	766
Noncontrolling interests			4,481	4,419
Total equity			5,344	5,185

Total liabilities and equity			$48,734	$43,385

	December 31, 2015		December 31, 2014
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	63,991,705	15.7%	58,473,186	14.5%
Noncontrolling interests (IBG Holdings LLC)	343,040,504	84.3%	346,062,282	85.5%

Total IBG LLC membership interests	407,032,209	100.0%	404,535,468	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
EARNINGS PER SHARE ON COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2015	2014	2015	2014
	(in millions, except share and per share data)

Comprehensive income available for common stockholders, net of tax	$12	$2	$39	$30

Comprehensive income per share:
Basic	$0.18	$0.02	$0.64	$0.52
Diluted	$0.18	$0.02	$0.62	$0.51

Weighted average common shares outstanding:
Basic	63,685,671	58,124,119	61,043,071	56,492,381
Diluted	64,898,144	59,274,773	62,466,991	57,709,668